Exhibit 99.1 NEWS RELEASE Contact: Ben Wheatley Pierpont Communications 713-627-2223 ext. 103 bwheatley@piercom.com

PHILIP SERVICES CORPORATION MERGES OPERATING DIVISIONS, APPOINTS RECATTO
PRESIDENT OF COMBINED UNITS, ANNOUNCES INTENTION TO SELL PROJECT SERVICES DIVISION

Houston, November 21, 2002 - Philip Services Corporation (OTC: PSCD.PK/TSE: PSC) today announced it is combining the activities of its Industrial Outsourcing Group (IOG) and its Environmental Services Group (ESG) under the leadership of Brian Recatto, who previously headed ESG. The company also announced it is pursuing the sale of its Project Services Division (PSD), a unit of IOG. The company’s Metals Services Group will continue to operate as a separate division of PSC.

“We remain committed to delivering the safest and highest quality service to our customers throughout the United States and Canada,” said Robert Knauss, chairman of PSC. “Merging and streamlining operations will help us improve efficiency and asset management, and focus our organization on becoming the most successful integrated industrial cleaning, waste management and metals services company in North America.

“Brian is a five-year veteran with PSC, and has more than 15 years in the industry. We are delighted that he will head the combined industrial cleaning and waste management services group,” Knauss added. “Merging these operating divisions should provide a more consistent revenue stream and also enable us to further cross-sell our services to an expanded customer base.”

“The merger of ESG with IOG and the subsequent sale of PSD will allow for a more focused PSC strategy with more manageable capital requirements,” said Mike Ramirez, Chief Financial Officer of PSC. “Our new structure will be less cyclical in nature and will allow for a more

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optimal level of infrastructure and a more efficient level of debt capacity.”

“The PSC management team has some key decisions to make in the weeks ahead,” added Knauss. “We have a responsibility to our employees, customers, partners and shareholders to act prudently as we implement our new vision for PSC.”

PSC will continue to manage the Project Services Division until a suitable buyer is found and a smooth transition can be effected. The sale will allow this project-oriented group to access the necessary capital to build upon past successes, while potentially partnering with PSC on future business.

Dave Fanta, senior vice president of PSC and president of IOG, is leaving the company to pursue other interests.

“Dave is highly regarded within PSC and the industry and has contributed a great deal throughout his 17-year career with the company,” Knauss said. “He supports the merging of industrial cleaning and waste management services and will assist us with the transition.”

About Philip Services Corporation
Headquartered in Houston, Philip Services Corporation (PSC) is an industrial services and metals services company that provides industrial outsourcing, environmental services and metals services to major industry sectors throughout North America. For more information about PSC, call 713-623-8777 or visit www.contactpsc.com.

Forward-Looking Statements:
Certain information contained in this news release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; litigation risks; environmental and regulatory risks; reliance on key employees; commodity price and credit risks; insurance carrier risk; control by principal stockholders; the limited market for common stock; the effect of common stock available for future sale; limitations on change of control; limitations in credit facilities; the dependence on outsourcing trends; and risks associated with acquisitions and divestitures. For additional information with respect to certain of these and other factors, see the reports filed by the company with the United States Securities and Exchange Commission. Philip Services Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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